Exhibit 99.01

Semiconductor Optical Component Business

Financial Statements

Years Ended March 31, 2012 and March 31, 2011

and Nine-month Periods Ended December 31, 2012 and 2011

INDEPENDENT AUDITORS’ REPORT

To the Management of LAPIS Semiconductor Co., Ltd.

Yokohama, Japan

We have audited the accompanying statements of assets acquired and liabilities assumed of the Semiconductor Optical Component Business (“OCU”), a division of LAPIS Semiconductor Co., Ltd. (the “Company”), as of March 31, 2012 and 2011, and the related statements of revenues and direct expenses for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the assets acquired and liabilities assumed and the revenues and direct expenses of OCU as discussed in Note 2 to the financial statements, and are not intended to be a complete presentation of OCU’s financial position or results of operations.

In our opinion, such financial statements present fairly, in all material respects, the assets acquired and liabilities assumed of OCU as of March 31, 2012 and 2011, and its revenues and direct expenses for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte Touche Tohmatsu LLC
Kyoto, Japan

April 25, 2013

Semiconductor Optical Component Business

(A Division of Lapis Semiconductor Co., Ltd.)

Statements of Assets Acquired and Liabilities Assumed

As of March 31, 2012 and 2011 and December 31, 2012 (unaudited)

(In thousands of Yen)

	March 31, 2012	March 31, 2011	December 31, 2012 (Unaudited)
CURRENT ASSETS:
Inventories (Note 4)	¥1,687,598	¥1,263,322	¥1,901,881

Total current assets	1,687,598	1,263,322	1,901,881

NON-CURRENT ASSETS:
Tangible fixed assets, net (Note 5)	3,138,109	3,077,658	3,107,514
Intangible assets, net (Note 6)	109,196	171,284	61,173
Long-term prepaid expense (Patent)	16,188	19,495	15,306

Total non-current assets	3,263,493	3,268,437	3,183,993

TOTAL ASSETS ACQUIRED	¥4,951,091	¥4,531,759	¥5,085,874

CURRENT LIABILITIES
Accounts payable for tangible fixed assets	¥(50,085)	¥(40,061)	¥(99,905)
Accrued vacation	(41,764)	(42,529)	(29,554)

Total current liabilities	(91,849)	(82,590)	(129,459)

NON-CURRENT LIABILITIES
Provision for retirement allowance (Note 7)	(668,849)	(722,455)	(609,878)
Asset retirement obligations	(9,643)	(9,490)	(9,761)

Total non-current liabilities	(678,492)	(731,945)	(619,639)

Total liabilities assumed	¥(770,341)	¥(814,535)	¥(749,098)

NET ASSETS ACQUIRED	¥4,180,750	¥3,717,224	¥4,336,776

The accompanying notes are an integral part of these statements.

Semiconductor Optical Component Business

(A Division of Lapis Semiconductor Co., Ltd.)

Statements of Revenues and Direct Expenses

For the Years Ended March 31, 2012 and 2011

(In thousands of Yen)

	March 31, 2012	March 31, 2011
REVENUES	¥4,768,561	¥5,925,057

DIRECT EXPENSES
Direct cost of sales (Notes 5, 6 and 7)	(2,994,636)	(3,970,901)
Research and development and expenses	(374,982)	(288,519)
Selling, general and administrative expenses (Notes 5, 6, 7 and 8)	(551,666)	(496,466)

Total direct expenses	¥(3,921,284)	¥(4,755,886)

REVENUES IN EXCESS OF DIRECT EXPENSES	¥847,277	¥1,169,171

The accompanying notes are an integral part of these statements.

Semiconductor Optical Component Business

(A Division of Lapis Semiconductor Co., Ltd.)

Statements of Revenues and Direct Expenses

For the Nine-month Periods Ended December 31, 2012 (Unaudited) and

December 31, 2011 (Unaudited)

(In thousands of Yen)

	December 31, 2012 (Unaudited)	December 31, 2011 (Unaudited)
REVENUES	¥4,044,003	¥3,688,762

DIRECT EXPENSES
Direct cost of sales (Notes 5, 6 and 7)	(2,615,918)	(2,348,066)
Research and development and expenses	(226,830)	(275,775)
Selling, general and administrative expenses (Notes 5, 6, 7 and 8)	(439,381)	(423,291)

Total direct expenses	¥(3,282,129)	¥(3,047,132)

REVENUES IN EXCESS OF DIRECT EXPENSES	¥761,874	¥641,630

The accompanying notes are an integral part of these statements.

Semiconductor Optical Component Business

(A Division of Lapis Semiconductor Co., Ltd.)

Notes to Financial Statements

For the Years Ended March 31, 2012 and 2011 and

Nine-month Periods Ended December 31, 2012 (Unaudited) and 2011 (Unaudited)

1. DESCRIPTION OF BUSINESS AND TRANSACTIONS

Description of Transactions - On January 18, 2013, Lapis Semiconductor Co., Ltd. (the “Company”), a wholly-owned subsidiary of ROHM CO., LTD., entered into an agreement and plan of demerger (“Agreement”) with NeoPhotonics Corporation and NeoPhotonics Semiconductor GK, a wholly-owned Japanese subsidiary of NeoPhotonics Corporation. The Agreement provides for the demerger and sale of the semiconductor optical components business unit (the “OCU”) of the Company.

Under the terms of the Agreement, certain optical semiconductor product assets (the “Assets to be Acquired”) were acquired by NeoPhotonics Semiconductor GK and certain liabilities pertaining to the OCU were assumed by NeoPhotonics Semiconductor GK. The Assets to be Acquired are comprised of a portfolio of tangible and intangible assets including inventory, property and plant, equipment, software, customer relationships and technology. The demerger includes land, the physical plant, manufacturing equipment and processes necessary for the continued production of the acquired products.

The Company retained the cash, cash equivalents and receivables at the closing, and most of the liabilities of the OCU incurred prior to the closing, as defined in the Agreement. The demerger transaction was closed on March 29, 2013.

Description of Business - The Company’s OCU business produces high speed semiconductor and high speed laser and photodetector devices for communications networks. The OCU’s lasers, photodetectors and analog semiconductor integrated circuits (ICs) are critical elements of coherent and other high speed optical transmission devices. The OCU was an early innovator in high speed optoelectronics and the business today is among the leading producers of both analog electronic ICs and photonic solutions for the current generation of 100G modules.

2. BASIS OF PRESENTATION

The OCU was not operated as a “stand-alone” division or subsidiary of the Company. As a result, the distinct and separate accounts necessary to present a complete “stand-alone” balance sheet and statements of income and cash flows of the Assets to be Acquired have not been maintained. Therefore, it is not practical to provide full financial statements for the OCU.

Accordingly, the accompanying statements of assets acquired and liabilities assumed and the statements of revenues and direct expenses of the OCU were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the OCU’s assets, liabilities, revenues, expenses, and cash flows.

The statements of revenues and direct expenses include the revenue, related cost of revenues, and expenses that directly relate to the demerged OCU, as well as an allocation of costs and expenses that can be reasonably attributed to the OCU. Revenues in the accompanying statements of revenues and direct expenses represent net sales directly attributable to the OCU. Direct expenses in the accompanying statements of revenues represent direct and allocated costs and expenses directly associated with producing the OCU’s revenues. Costs and expenses for certain corporate functions and company-wide services have been generally allocated to the OCU based on occupied square footage or headcount of employees supported by the functions and services for which costs were allocated. Selling expenses have been generally allocated to the OCU based on the percentage of revenues. The Company maintains all debt and notes payable on a corporate level, and accordingly, debt and related interest expenses were not allocated to the OCU. Management believes that the allocation method is reasonable.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Interim Basis of Presentation - The interim statements of assets acquired and liabilities assumed and the interim statements of revenues and direct expenses of the OCU are unaudited. It is the opinion of the Company’s management that all adjustments necessary for a fair statement of the interim results presented have been reflected therein. All such adjustments were of a normal recurring nature. Revenues and revenues in excess of direct expenses for any interim period are not necessarily indicative of results that may be expected for the entire year.

(b)	Inventories - Inventories consist of finished goods, work in process and raw materials. Inventories are stated at lower of cost or market. Cost is determined based on the moving average method. Market is determined based on net realizable value. Appropriate consideration is given to obsolescence, excessive levels and other features in evaluating net realizable value.

(c)	Tangible Fixed Assets - Tangible fixed assets are stated at cost. Depreciation is computed by using the straight-line method over the estimated useful life of the corresponding asset. The principal estimated useful lives used for computing depreciation are as follows:

Buildings and facilities	8 to 38 years
Structures	8 to 15 years
Machinery, tools and equipment	10 years

Depreciation expenses of buildings, facilities and structures are allocated to the OCU based on relative occupied square footage. Most depreciation expenses of machinery, tools and equipment are directly attributable to the OCU.

The carrying values of long-lived assets, held and used by the Company, are evaluated for impairment whenever there is an event or change in circumstances that indicates that such assets have been impaired or that the carrying amounts of such assets might not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. That assessment shall be based on the carrying amount of the asset at the date it is tested for recoverability, whether in use or under development. The impairment loss is measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

(d)	Intangible Assets - Intangible assets are stated at cost. Amortization is computed using the straight-line method over the estimated useful life of the corresponding asset. The estimated useful lives used for computing amortization are as follows:

Software	5 years
Customer relationships	6 years
Technology	4 to 5 years

The carrying values of intangible assets are evaluated for impairment whenever there is an event or change in circumstances that indicates that such assets have been impaired or that the carrying amounts of such assets might not be recoverable. An impairment loss shall be recognized if the carrying amount of an intangible asset is not recoverable and its carrying amount exceeds its fair value.

(e)	Long-term Prepaid Expenses - Long-term prepaid expenses consist of application fees charged to register patent rights. The long-term prepaid expenses are amortized over the expected period of economic benefits of the patent which generally coincides with the legal registration periods of the patent.

(f)	Provision for Retirement Allowance - The Company has a defined benefit pension plan. The liabilities related to this plan are computed and recognized based on actuarial computations. Net actuarial gains and losses that arise from differences between actual experience and assumptions are generally amortized over the average remaining service period of participating employees if it exceeds the corridor, which is defined as the greater of 10% of plan assets or the projected benefit obligation. Under the guidance related to employers’ accounting for defined benefit pension plan, the Company recognizes a net liability or asset to report the funded status of its defined benefit pension plan in the balance sheets. The costs of the plan, based on actuarial computations of current and future employee benefits, are charged to direct cost of sales and research and development expenses. The Company measures plan assets and benefit obligations as of the date of the balance sheets.

As allowed under Accounting Standards Codification Topic 715, the Company does not recognize gain or loss on settlement of the pension obligations when the cost of all settlements during a year is less than or equal to the sum of the service cost and the interest cost components of the net periodic pension cost for the plan for the year.

(g)	Asset Retirement Obligations - The Company has legal obligations associated with the retirement of acquired tangible long-lived assets resulting from their normal operation. An asset retirement obligation is recorded at the fair value in the period in which it is incurred. When the liability is initially recorded, the related cost is capitalized by increasing the carrying amount of the long-lived asset. The liability is accreted to its present value each period over time and the capitalized costs are depreciated over the useful life of the related long-lived assets.

(h)	Revenue Recognition - The Company recognizes revenue from product sales when (1) persuasive evidence of an arrangement exists, (2) delivery has occurred resulting in transfer of title and risk of loss, (3) the sales price is fixed or determinable, and (4) collectability is reasonably assured. For most customers, this occurs when the product is delivered by the common carrier to the customer’s place of storage.

(i)	Consumption Taxes - Revenues, costs and expenses in the statements of revenues and direct expenses do not include consumption taxes.

(j)	Advertising Expenses - Advertising expenses are charged to selling, general and administrative expenses as incurred.

(k)	Shipping and Handling Expenses - Shipping and handling expenses are charged to selling, general and administrative expenses as incurred.

(l)	Research and Development Expenses - Research and development expenses are charged to operations as incurred.

(m)	Translation of Foreign Currencies - Transactions in foreign currencies are translated at the average exchange rates for the respective periods in which they occur. Assets and liabilities denominated in foreign currencies are translated at the exchange rates in effect on the respective balance sheet dates. The resulting transaction gains or losses are not allocated to the OCU as currency fluctuation risk is centrally managed by the corporate finance organization.

(n)	Use of Estimates - The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net revenues and expenses during the reporting periods. Actual results could differ from these estimates. Also, as discussed in Note 1, these financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if the OCU had been operated as a separate entity or the future results of the OCU. Management believes that the allocation method is reasonable.

4. INVENTORIES

Inventories at March 31, 2012 and 2011 and December 31, 2012 consist of the following:

	Thousands of Yen
	March 31, 2012	March 31, 2011	December 31, 2012 (Unaudited)
Finished goods	¥363,548	¥336,524	¥225,843
Work in process	805,462	587,779	1,106,612
Raw materials	518,588	339,019	569,426

Inventories	¥1,687,598	¥1,263,322	¥1,901,881

5. TANGIBLE FIXED ASSETS

Tangible fixed assets at March 31, 2012 and 2011 and December 31, 2012 consist of the following:

	Thousands of Yen
	March 31, 2012	March 31, 2011	December 31, 2012 (Unaudited)
Tangible fixed assets, at cost:
Land	¥2,139,507	¥2,139,507	¥2,139,507
Buildings and facilities	290,877	285,027	293,867
Structures	227,174	227,174	229,674
Machinery, tools and equipment	10,472,168	10,229,115	10,186,643

Less:
Accumulated depreciation	9,991,617	9,803,165	9,742,177

Net tangible fixed assets	¥3,138,109	¥3,077,658	¥3,107,514

Depreciation expenses were ¥247,746 thousand and ¥354,338 thousand for the years ended March 31, 2012 and 2011, respectively.

Depreciation expenses were ¥179,917 thousand and ¥200,233 thousand, for the nine-month periods ended December 31, 2012 and 2011, respectively (unaudited).

These expenses are included in cost of sales, research and development expenses, and selling, general and administrative expenses.

6. INTANGIBLE ASSETS

Intangible assets at March 31, 2012 and 2011 and December 31, 2012 consist of the following:

	Thousands of Yen
	March 31, 2012	March 31, 2011	December 31, 2012 (Unaudited)
Intangible assets, at cost:
Software	¥56,709	¥48,148	¥56,709
Customer relationships	135,000	135,000	135,000
Technology	180,000	180,000	180,000
Less:
Accumulated depreciation	262,513	191,864	310,536

Net intangible assets	¥109,196	¥171,284	¥61,173

Amortization expenses were ¥70,649 thousand and ¥71,165 thousand for the years ended March 31, 2012 and 2011, respectively.

Amortization expenses were ¥48,023 thousand and ¥52,921 thousand for the nine-month periods ended December 31, 2012 and 2011, respectively (unaudited).

Estimated amortization expense for intangible assets currently held for the next five years ending March 31, 2012 is ¥59,326 thousand in 2013, ¥33,555 thousand in 2014, ¥13,068 thousand in 2015, ¥1,774 thousand in 2016, and ¥1,473 thousand in 2017.

7. EMPLOYEES’ RETIREMENT BENEFITS

The Company sponsors a funded defined benefit pension plan for its employees. The defined benefit pension plan uses a “point system” whereby benefits under the plan are calculated according to accumulated “points,” that are earned based on an employees’ position, extent of contribution and length of service period during employment, and conditions at the time of retirement.

In connection with the demerger of the OCU, NeoPhotonics Semiconductor GK will assume the obligation to pay benefits earned by employees who become employees of NeoPhotonics Semiconductor GK after the demerger. Accordingly, the accompanying statements of net assets acquired and liabilities assumed include an allocated portion of the plan assets and benefit obligations of the OCU.

The funded status of the benefit plan as of March 31, 2012 and 2011 are as follows:

	Thousands of Yen
	March 31, 2012	March 31, 2011
Change in projected benefit obligations:
Projected benefit obligations at beginning of year	¥737,017	¥1,512,769
Service cost	35,468	35,835
Interest cost	11,571	23,411
Actuarial cost	25,384	18,208
Benefits paid	(29,363)	—
Settlement	—	(853,205)

Projected benefit obligations at end of year	780,077	737,018

Change in plan assets:
Fair value of plan assets at beginning of year	14,563	703,437
Actual return on plan assets	1,527	(792)
Employer contribution	106,486	42,205
Benefits paid	(11,348)	—
Settlement	—	(730,287)

Fair value of plan assets at end of year	111,228	14,563

Funded status at end of year	¥(668,849)	¥(722,455)

Settlement

The Company had participated in a corporate pension fund of Oki Electric Industry Co., Ltd. (“OKI pension fund”) until December 31, 2010. The Company created its own defined benefit plan, Lapis Semiconductor Group corporate pension fund (“Lapis pension fund”) on January 1, 2011 and transferred its pension liabilities for current eligible employees to the Lapis pension fund from the OKI pension fund. In the transition, the pension benefit obligations related to the Company’s current eligible employees were taken over from the OKI pension fund. Pension benefit obligations related to the Company’s retired pensioners and the pension assets for the Company’s retired pensioners and current eligible employees were retained at the OKI pension fund. As a result, the Company recorded a settlement gain of ¥136,284 thousand in selling, general and administrative expense for the year ended March 31, 2011. The settlement gain is comprised of the followings:

Thousands of Yen
Year Ended March 31, 2011
Exemption from pension benefit obligations related to the Company’s retired pensioners	¥853,205
Renunciation of plan assets	(730,287)
Recognition of unrecognized actuarial gain	13,366

Net settlement gain	¥136,284

The accumulated benefit obligation as of March 31, 2012 and 2011 are as follows:

	Thousands of Yen
	March 31, 2012	March 31, 2011
Accumulated benefit obligation at end of year	¥780,076	¥737,017

The pension plan with an accumulated benefit obligation in excess of plan assets at the end of year are as follows:

	Thousands of Yen
	March 31, 2012	March 31, 2011
Projected benefit obligation	¥780,076	¥737,017
Accumulated benefit obligation	780,076	737,017
Fair value of plan assets	111,228	14,563

Net periodic pension costs for the years ended March 31, 2012 and 2011 include the following components:

	Thousands of Yen
	March 31, 2012	March 31, 2011
Service cost	¥35,468	¥35,835
Interest cost	11,571	23,411
Expected return on plan assets	(291)	(5,276)

Net periodic pension costs	¥46,748	¥53,970

Net periodic pension costs for the nine-month periods ended December 31, 2012 and 2011 include the following components:

	Thousands of Yen
	December 31, 2012 (Unaudited)	December 31, 2011 (Unaudited)
Service cost	¥29,184	¥26,601
Interest cost	7,313	8,678
Expected return on plan assets	(1,668)	(218)

Net periodic pension costs	¥34,829	¥35,061

No actuarial loss is expected to be amortized in the statements of revenues and direct expenses in the year ending March 31, 2013.

Assumptions used to determine projected benefit obligations at March 31, 2012 and 2011 are as follows:

	March 31, 2012	March 31, 2011
Discount rate	1.25%	1.57%

Assumptions used to determine net periodic pension costs for the years ended March 31, 2012 and 2011 are as follows:

	March 31, 2012	March 31, 2011
Discount rate	1.57%	1.78%
Expected long-term rate of return on plan assets	2.00%	1.00%

Rate of increase in compensation levels was not used in the calculation of projected benefit obligation and net periodic pension costs for the years ended March 31, 2012 and 2011 under the “point system.”

The Company determines their expected long-term rate of return on plan assets based on the defined yields of investments in its life insurance company general account, which occupies a major part of plan assets categories, and their consideration of the current expectations for future returns and the historical returns of other plan assets categories in which they invest.

Plan Assets

The Company’s fundamental policy for the investment of plan assets is to secure the necessary profit on a long term basis to enable the Company to fund the payments for future pension benefits to eligible participants.

Plan assets are allocated in accordance with the plan assets allocation policy, which is established for the purpose of achieving a stable rate of return on a mid to long-term basis, by taking into account the expected rate of return on each plan asset, a standard deviation and a correlation coefficient. The variance between long-term expected return and actual return on invested plan assets is evaluated on an annual basis. The plan assets allocation policy is revised, when considered necessary, to achieve the expected long-term rate of return.

The Company’s portfolio consists of two major components; approximately 65% is invested in debt securities and approximately 35% is invested in equity securities.

The fair value of the plan assets allocations at March 31, 2012 and 2011, by asset class are as follows:

Level 2 assets include investments in pooled funds that invest both long and short in equity securities and bonds. Pooled funds are valued at their net asset values that are provided by the fund manager or general partner of the funds.

	Thousands of Yen
	March 31, 2012
	Level 1	Level 2	Level 3	Total
Pooled funds:
Equity securities	¥—	¥35,331	¥—	¥35,331
Debt securities	—	65,878	—	65,878
Money trust and deposits	—	729	—	729
Money trust and deposits	9,290	—	—	9,290

Total	¥9,290	¥101,938	¥—	¥111,228

	Thousands of Yen
	March 31, 2011
	Level 1	Level 2	Level 3	Total
Pooled funds:
Equity securities	¥—	¥2,086	¥—	¥2,086
Debt securities	—	4,127	—	4,127
Money trust and deposits	—	6	—	6
Money trust and deposits	8,344	—	—	8,344

Total	¥8,344	¥6,219	¥—	¥14,563

Pooled funds that invest in equity and debt securities, and money trust and deposits are valued at their net asset values that are calculated by the sponsor of the fund and have daily liquidity.

Money trust and deposits that are not included in pooled funds are valued at their cost plus imputed interest.

The Company forecasts to contribute ¥52,195 thousand to the defined benefit pension plan in the year ending March 31, 2013.

Estimated future benefit payments at March 31, 2012, are as follows:

Thousands of Yen
Years Ended March 31
2013	¥40,892
2014	36,749
2015	18,344
2016	59,083
2017	39,637
2018 to 2022	410,333

8. SUPPLEMENTAL EXPENSE INFORMATION

The following expenses are included in selling, general and administrative expenses.

	Thousands of Yen
	Year Ended March 31, 2012	Year Ended March 31, 2011
Advertising expenses	¥3,618	¥4,647
Shipping and handling expenses	68,751	77,453

	Thousands of Yen
	Nine-month Periods Ended December 31, 2012 (Unaudited)	Nine-month Periods Ended December 31, 2011 (Unaudited)
Advertising expenses	¥3,808	¥3,178
Shipping and handling expenses	59,044	51,595

9. SUBSEQUENT EVENTS

The Company evaluated subsequent events that have occurred after March 31, 2012, through April 25, 2013, the date that the financial statements were available to be issued.